Rule 10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares iBoxx $ High Yield Corporate Bond ETF (ISHHYLD)
BlackRock Limited Duration Income Trust (BLW)
BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD)
BlackRock Multi-Asset Income - High Yield Portfolio (BR-INC-HY) BlackRock Multi-Asset Income - Passive High Yield Portfolio (BR-INC-
PHY)
BlackRock Secured Credit Portfolio (BR-MSB)
BlackRock Credit Allocation Income Trust (Preferred Sleeve) (BTZ-PREF) BlackRock High Yield Portfolio of BlackRock Series Fund, Inc (BVA-HI) BlackRock High Yield V.I. Fund (BVA-HY)
BlackRock Debt Strategies Fund, Inc. (DSU)
BlackRock Corporate High Yield Fund, Inc. (HYT)
MIST BlackRock High Yield Portfolio (MIST-HY)
AST BlackRock Global Strategies Portfolio (US High Yield) (PRU-AA-HY)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
05-12-2014

Security Type:
BND/CORP


Issuer
Energy XXI Gulf Coast, Inc. (2024)

Selling Underwriter
Credit Suisse Securities (USA) LLC

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Credit Suisse Securities (USA) LLC, Citigroup
Global Markets Inc., RBS Securities Inc., UBS
Securities LLC, Wells Fargo Securities, LLC,
Capital One Securities, Inc., Deutsche Bank
Securities Inc., ING Financial Markets LLC,
Natixis Securities Americas LLC, Regions
Securities LLC, Scotia Capital (USA) Inc., TD
Securities (USA) LLC, Comerica Securities, Inc.,
Fifth Third Securities, Inc., ABN AMRO Securities
(USA) LLC, KeyBanc Capital Markets Inc., Santander
Investment Securities Inc., SMBC Nikko Securities
America, Inc., CIBC World Markets Corp., Credit
Agricole Securities (USA) Inc., IBERIA Capital
Partners L.L.C, PNC Capital Markets LLC, Clarkson
Capital Markets LLC, Miller Tabak & Co., LLC,
Johnson Rice & Company LLC, Raymond James &
Associates, Inc., Tudor, Pickering, Holt & Co.
Securities, Inc.


Transaction Details

Date of Purchase
05-12-2014


Purchase Price/Share
(per share / % of par)
$100.00

Total
Commission,
Spread or
Profit
1.50


1.	Aggregate Principal Amount Purchased (a+b)
$40,000,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$18,650,000

b. Other BlackRock Clients
$21,350,000

2.	Aggregate Principal Amount of Offering
$650,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government Securities)
0.06154


Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see
Definitions):
[ ] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[x] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities [Issuer must have 3 years of continuous operations]
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Date:
05-20-2014

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:
05/20/14

Global Syndicate Team Member